UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

Commission File Number	Name of Registrant, Address of Principal, Executive Offices and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	Spire Inc. 700 Market Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SR	New York Stock Exchange LLC
Depositary Shares, each representing a 1/1000th interest in a share of 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock, par value $25.00 per share	SR.PRA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events.

On May 7, 2025, Spire Inc., a Missouri corporation (the “Company”), filed with the Securities and Exchange Commission (the “SEC”) a shelf registration statement on Form S-3 (the “Registration Statement”), which became immediately effective upon filing and which replaced the Company’s previous shelf registration statement on Form S-3 (File No. 333-264799) filed with the SEC on May 9, 2022.

In connection with the filing of the new shelf registration statement, the Company also filed with the SEC a new prospectus supplement dated May 7, 2025 relating to the Company’s “at-the-market” equity offering program (the “Prospectus Supplement”), as previously reported on its Current Report on Form 8-K filed with the SEC on February 6, 2024, pursuant to which the Company may, as of the date hereof, issue and sell up to $123,613,839 in shares (the “Shares”) of its common stock, par value $1.00 per share, in amounts and at times to be determined by the Company (the “ATM Program”).

In connection with the filing of the Registration Statement and the Prospectus Supplement, the Company is filing a legal opinion of Matthew Aplington, Esq. regarding the legality of the Shares to be issued under the ATM Program, attached as Exhibit 5.1 to this Current Report on Form 8-K, to incorporate such opinion by reference into the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Matthew Aplington, Esq.

23.1	Consent of Matthew Aplington, Esq. (included in Exhibit 5.1)

104	Cover Page Interactive Data File (formatted in iXBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spire Inc.
Date: May 7, 2025

	By:	/s/ Adam W. Woodard
Adam W. Woodard
Executive Vice President, Chief Financial Officer